                                 AMENDED AND RESTATED
                       AGREEMENT FOR ALLOCATION OF PATENT COSTS


         This Amended and Restated Agreement for Allocation of Patent Costs (this "Agreement") is entered into as of October 1, 1997 (the "Effective Date")by and between E. Khashoggi Industries, LLC, a Delaware limited liability company ("EKI"), and EarthShell Container Corporation, a Delaware corporation (the "Company").

                                       RECITALS

         A. EKI is the owner of certain technology utilizing biodegradable materials, including starch based additives, for the packaging, portioning and disposing of food service disposables. EKI is also the owner of technology related to hydraulically bonded compositions and the methods of using and manufacturing such compositions.

         B.   EKI is the successor by merger to the assets and liabilities of
E. Khashoggi Industries, a California general partnership ("EKI Predecessor"), as well as all rights and obligations of EKI Predecessor under its contractual agreements. EKI has not yet begun to commercialize its technology (other than technology licensed to the Company as described below), but expects to do so following the second anniversary of this Agreement.

         C. Pursuant to that certain Amended and Restated License Agreement dated as of February 28, 1995 (the "License Agreement"), between EKI
Predecessor and the Company, EKI has licensed to the Company the exclusive right to make, use, sell and otherwise commercialize Food Service Disposables which incorporate, in whole or in part, the Technology and to utilize the Technology to make, use, sell and otherwise commercialize ALI-ITE Paper for conversion into Food Service Disposables (all capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the License Agreement).

         D. Pursuant to Section 6(a) of the License Agreement, the Company has previously agreed to pay, or reimburse EKI for, all costs and expenses associated with filing, prosecuting, and maintaining patent and patent applications (both domestic and foreign) directed to (i) compositions (whether cement-based or non-cement based) capable of use in Food Service Disposables,
(ii) methods of using compositions (whether cement-based or non-cement-based) as Food Service Disposables, or (iii) methods of manufacturing Food Service Disposables whether cement-based or non-cement based (collectively, the "Company Related Patents"), and EKI has agreed to pay all costs and expenses associated with filing, prosecuting and maintaining patent and patent applications (both domestic and foreign) not within the scope of the Company Related Patents.

         E. The Company and EKI Predecessor have previously entered into that certain Agreement for Allocation of Patent Costs, dated as of July 31, 1993 (the "Prior Patent

Allocation Agreement"). The Company is obligated to pay or reimburse EKI for all costs and expenses associated with filing, prosecuting, and maintaining patents and patent applications in connection with technology that directly relates to food and beverage containers, or the process of manufacturing such containers, within the field of use licensed to the Company, or which has significant teachings to the manufacture of food and beverage containers, even if outside such field of use.

         F.   The Company intends to change its name to "EarthShell
Corporation."

         G. EKI and the Company desire to amend and restate the Prior Patent Allocation Agreement on the terms and conditions stated herein and to cause this Agreement to supersede the provisions of Section 6(a) of the License Agreement.

                                      AGREEMENT

         In consideration of the mutual promises of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EKI and the Company hereby agree as follows:

         1. From and after the Effective Date and through the second anniversary of this Agreement, the Company shall pay, or reimburse EKI if EKI has made payment in cash, stock or other form of consideration (with all non-cash consideration being valued at its fair market value at the time of delivery), all costs, fees and expenses (collectively, "Costs") incurred and associated with filing, prosecuting, acquiring or maintaining patents or patent applications (both domestic and foreign) in connection with Technology that directly relates to the Food Service Disposables licensed to the Company under the License Agreement (including compositions capable of use in Food Service Disposables, methods of using compositions as Food Service Disposables and methods of manufacturing Food Service Disposables), even though there may be some benefit from such patents or patent applications to EKI. Following the second anniversary of this Agreement, the Company shall pay or reimburse EKI for all Costs incurred and associated with filing, prosecuting, acquiring or maintaining patents or patent applications (both domestic and foreign) in connection with Technology that directly relates to and primarily benefits the Food Service Disposables licensed to the Company under the License Agreement (including compositions capable of use in Food Service Disposables, methods of using compositions as Food Service Disposables and methods of manufacturing Food Service Disposables), even though there may be some benefit from such patents or patent applications to EKI. The phrase "primarily benefits" means that the Company, as compared to EKI, is more likely to realize a preponderance of the economic benefits from the filing, prosecution, acquisition or maintenance of the patent or patent application in question, based on all relevant and material criteria, including, without limitation, the current and future business plans and commercialization activities of the Company and EKI, as initially established by EKI and the Company and as revised biennially. It is acknowledged by the parties that the term "Costs" includes the reasonable costs, fees and expenses of the parties' internal legal counsel, if any, that are directly associated with, or allocable to, filing, acquiring, prosecuting or maintaining patents or patent applications.

         2. From and after the Effective Date, EKI shall pay, or reimburse the Company if the Company has made payment in cash, stock or other form of consideration (with any non-cash consideration being valued at its fair market value at the time of delivery), all Costs incurred and associated with filing, prosecuting, acquiring and maintaining all other patents or patent applications (both domestic and foreign) not described in Section 1, including those related to Food Service Disposables, even though there may be some incidental benefits from such patents or patent applications to the Company.

         3. Attached hereto as Exhibit A is a list of those patents and patent applications as of the Effective Date which, for purposes of this Agreement, are stipulated to directly relate to Food Service Disposables (and which are therefore subject to Section 1). Attached hereto as Exhibit B is a list of those patents and patent applications as of the Effective Date which, for purposes of this Agreement, are stipulated to not have such a relationship and which are therefore subject to Section 2. Exhibits A and B shall be revised biennially by the parties to list the patents and patent applications that are subject to Sections 1 and 2, respectively, for the ensuing two year period.

         4. The parties acknowledge that the allocation of Costs required by Sections 1 and 2 above may not always be susceptible of precise determination. The parties will look to their joint or respective outside patent counsel for the allocation of such Costs pursuant to the terms of this Agreement. In the event of any disagreement between the parties with respect to the allocation of such Costs, the disagreement shall be resolved by arbitration in accordance with
Section 15. With regard to the Company, this Agreement shall be administered and enforced, and any disagreement hereunder resolved, by the members of the Conflicts Committee of the Company's Board of Directors (who may retain independent patent counsel to advise them in such matters).

         5. Notwithstanding any provision of this Agreement to the contrary, no party shall have the right to incur any Costs that are reimbursable by the other party once the first party is notified in writing by the other party that it does not desire to incur such Costs.

         6. Any continuation-in-part, division, revision or replacement patent or patent application stemming from a patent or patent application listed on Exhibit A or Exhibit B (as the same may be revised on a biennial basis) shall be given the same status as the patent or patent application from which it stems. All Costs for filing, prosecuting, acquiring or maintaining foreign patents or patent applications shall likewise be allocated in accordance with this Agreement.

         7. Any Costs incurred by EKI or the Company in connection with filing, prosecuting, acquiring or maintaining patents or patent applications prior to the Effective Date shall be allocated in accordance with the terms and provisions of the Prior Patent Allocation Agreement.

         8. If any provision of this Agreement is determined by a competent authority to be illegal or invalid, the provision shall be automatically severed from this Agreement.

Any such holding shall not affect the legality or validity of the remaining provisions of this Agreement.

         9. If any party fails to give notice or enforce any right under this Agreement, such failure shall not constitute a waiver of the same, unless reduced to writing and signed by the waiving party. If a party waives its rights in writing, such waiver shall not constitute a waiver of any other right or of a subsequent violation of the same right the violation of which had been previously waived.

         10. All notices and other communications provided for or permitted hereunder shall be given in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or nationally recognized overnight courier, addressed as follows:

         E. Khashoggi Industries, LLC
         800 Miramonte Drive
         Santa Barbara, California 93109
         Attn:  Chief Financial Officer
         Facsimile No.:  (805) 897-2298

         EarthShell Corporation
         800 Miramonte Drive
         Santa Barbara, California 93109
         Attn:  Chief Financial Officer
         Facsimile No.:  (805) 899-3517

       All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by nationally recognized overnight courier.

         11. This Agreement may be amended only by the consent of each of the parties expressed in writing, signed by their duly authorized representatives.

         12. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and, except as set forth in Sections 7 and 13, supersedes all prior discussions or agreements related to the same, including, without limitation, the Prior Patent Allocation Agreement and
Section 6(a) of the License Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to the conflicts of law principles thereof.

         13. In the event that any previously incurred Costs are determined to have been improperly classified (whether pursuant to this Agreement, the Prior Patent Allocation Agreement or Section 6(a) of the License Agreement), the relevant party shall promptly reimburse the other party hereto for such Costs, with interest computed at the prime rate, as published in the Wall Street Journal (the "Prime Rate") as adjusted at the end of each fiscal quarter, from the date the improperly classified payment was made (or demand for payment was made) until the date of repayment. Such reimbursement shall be the sole remedy for such improper classification.

         14. Any amount reimbursable to a party hereunder is due upon submission of an invoice with appropriate supporting documentation, which invoice shall be submitted within ten days after the end of each calendar month (although the failure to timely submit such invoice shall not bar the party from receiving reimbursement for any costs reimbursable hereunder). Any invoiced amounts not paid within 30 days following the date the invoice is submitted shall bear interest at the Prime Rate, adjusted at the end of each fiscal quarter, from the date the invoice is submitted. Under no circumstance shall EKI or the Company be obligated to incur any Costs on behalf of the other party if such other party is in material default with respect to the payment of any amounts due hereunder.

         15.  Arbitration Clause.

              a. Any controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate ("Dispute"), shall be determined by arbitration in Santa Barbara, California, in accordance with the laws of the State of California for agreements made in and to be performed in California. The arbitration shall be administered by the American Arbitration Association ("AAA") pursuant to its Commercial Rules and Supplementary Procedures for Large, Complex Disputes.

              b. Within fifteen days after the commencement of the arbitration, an arbitrator shall be selected by the parties (or if they fail to agree, by the AAA) from the AAA's Intellectual Property Panel of Arbitrators. The arbitrator shall be neutral and independent and shall comply with the AAA Code of Ethics for Arbitrators in Commercial Disputes (Canons I - VI).

              c. The award rendered by the arbitrator shall be final and shall not be subject to vacation or modification. The arbitrator shall render any award or otherwise conclude the arbitration no later than 120 days after the date the arbitrator is selected. Judgment on the award made by the arbitrator may be entered in any court having jurisdiction over the parties.

              d. Either party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that is necessary to protect the rights or property of that party, pending the appointment of the arbitrator. The exclusive forum for such application shall be the Los Angeles Superior Court or the United States District Court for the Central District of California.

              e. Upon the request of any party, a non-binding mediation shall be conducted prior to the arbitration pursuant to the Mediation Rules of the AAA.

              f. The arbitrator shall have no authority to make any ruling, finding, or award that does not conform to the terms and conditions of this Agreement. By way of example, the arbitrator shall have no authority to award punitive, special, consequential or exemplary damages or any other damages that conflict with
Section 13.

              g. The award of the arbitrator shall be in writing and shall specify the factual and legal basis for the award. The arbitrator shall, in the award, allocate all of the costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrator and the reasonable attorneys' fees of the prevailing party, against the party who did not prevail.

         16. No party may assign, pledge, or otherwise transfer this Agreement or any right or obligation hereunder without the prior written consent of the other party; provided, however, that either party shall be permitted to assign, without the consent of the other party, all, but not less than all, of its rights, duties and obligations under this Agreement in connection with the sale or disposition of its entire or substantially its entire business, whether by merger, consolidation, sale of stock, sale of all or substantially all of its assets or otherwise. This Agreement shall bind the successors and assigns of the parties.

         IN WITNESS WHEREOF, EKI and the Company have executed this Agreement as of the day first set forth above.




                                  E. KHASHOGGI INDUSTRIES, LLC

                                  By:  /s/ John Daoud
                                       ------------------------------------
                                       John Daoud,
                                       Manager and Chief Financial Officer


                                  EARTHSHELL CONTAINER
                                  CORPORATION, a Delaware corporation

                                  By:  /s/ Scott Houston
                                       ------------------------------------
                                       Scott Houston,
                                       Chief Financial Officer

                                   EXHIBIT A

       PATENTS AND APPLICATIONS "DIRECTLY RELATED" TO ECC TECHNOLOGY

I.  ISSUED U.S. PATENTS.

   Patent Number  Docket Number  Short Title
   -------------  -------------  -----------
    4,921,250     11527.223      Ayres Methods
    5,108,677     11527.223.1    Ayres Containers
    5,356,579     11527.19.1     Powder Compaction Methods--Removable Agg
    5,358,676     11527.10.2     Powder Compaction Methods
    5,385,764     11527.51.1     Hydraulically Settable Food or Bev Containers
    5,453,310     11527.55       Cementitious Packaging Containers
    5,506,046     11527.149      Inorganically Filled Articles from Sheets
    5,508,072     11527.137      Inorganically Filled Sheets
    5,514,430     11527.51.2     Coated Hydr Settable Food or Bev Containers
    5,543,186     11527.96       Sealable Hydraulically Settable Containers
    5,545,450     11527.148      Inorganically Filled Articles
    5,549,859     11527.63       Methods of Extruding Hydr Settable Materials
    5,569,514     11527.223.2    Ayres Methods (II)
    5,580,409     11527.106      Method of Making Hydr Settable Articles-Sheets
    5,580,624     11527.56.1     Noncementitious Food or Beverage Containers
    5,582,670     11527.146      Method of Making Inorganically Filled Sheets
    5,614,307     11527.98.1     Coated Hydraulically Settable Sheets
    5,618,341     11527.201      Fiber Dispersion Methods
    5,626,954     11527.98       Hydraulically Settable Sheets
    5,631,052     11527.55.2     Coated Cementitious Packaging Containers
    5,631,053     11527.110.1    Hinged Inorganically Filled Articles
    5,635,292     11527.19.2     Powder Compaction Articles--Removable Agg
    5,637,412     11527.10.4     Powder Compaction Articles
    5,641,584     11527.50.2     Foamed Cementitious Insulation
    5,654,048     11527.55.3     Cementitious Packaging Containers (II)
    5,658,603     11527.167.2    Systems for Molding Inorganically Filled Art
    5,658,624     11527.63.1     Extruded Hydraulically Settable Articles
    5,660,900     11527.176      Starch-Bound Inorganically Filled Articles
    5,660,903     11527.137.2    Inorganically Filled Sheets (II)
    5,660,904     11527.146.2    Inorganically Filled Sheets (III)
    5,662,731     11527.209      Fiber-Filled Starch-Based Compositions
    5,665,439     11527.107      Hydraulically Settable Articles from Sheets
    5,665,442     11527.137.1    Laminated Inorganically Filled Sheets
    5,676,905     11527.78       Method of Molding Hydr Settable Articles
    5,679,145     11527.216      Fiber-Filled Starch-Based Compositions (II)
    5,679,381     11527.106.1    System for Making Hydr Settable Sheet Articles
    5,691,014     11527.148.1    Coated Inorganically Filled Articles

II. ALLOWED U.S. APPLICATIONS.

    Docket Number                  Short Title
    -------------                  -----------

    11527.51.3    Hydraulically Settable Food and Beverage Containers (II)
    11527.56.2    Noncementitious Food and Beverage Containers--Methods
    11527.56.3    Coated Noncementitious Food or Beverage Containers
    11527.77      Wet Sheet Molding Methods for Hydraulically Settable Materials
    11527.86.1    Method of Making Hydraulically Settable Sheets
    11527.96.2    Coated Sealable Hydraulically Settable Containers
    11527.110     Inorganically Filled Hinges
    11527.110.2   Method of Making Inorganically Filled Hinges
    11527.136     Laminated Inorganically Filled Sheets
    11527.148.2   Inorganically Filled Articles (II)
    11527.149.1   Laminated Inorganically Filled Sheet Articles
    11527.149.2   Inorganically Filled Articles from Sheets (II)
    11527.154.1   Inorganically Filled Articles from Sheets (III)
    11527.167.1   Inorganically Filled Articles (III)
    11527.210     Method of Making Fiber-Reinforced Starch-Bound Articles
    11527.239     Sealable Inorganically Filled Containers
    11527.242     High Starch Sheets
    11527.247     Glycerin Treatment of Starch-Based Articles
    11527.248     Special Hinge Structure in Starch-Bound Articles
    11527.251     Mold Apparatus for Making Hinge Structure


III. PENDING U.S. APPLICATIONS

    Docket Number                  Short Title
    -------------                  -----------

    11527.78.2    Method of Molding Hydraulically Settable Articles (II)
    11527.146.1   Systems for Making Inorganically Filled Sheets
    11527.146.3   Methods for Making Inorganically Filled Sheets (II)
    11527.154     Method of Making Inorganically Filled Articles From Sheets
    11527.147     Method of Molding Inorganically Filled Articles
    11527.176.1   Starch-Based Compositions
    11527.196     Method for Making Starch-Bound Inorganically Filled Articles
    11527.243     Method of Making High Starch Sheets
    11527.249     Method for Manufacturing Hinged Starch-Bound Articles

IV.  FOREIGN PATENTS AND APPLICATIONS.

     Group Docket No.               Short Group Title
     ----------------              -----------------
      11527.63x        Extrusion of Hydraulically Settable Materials
      11527.141x       Hydraulically Settable Food and Beverage Containers
      11527.155x       Inorganically Filled Sheets and Articles (I)
      11527.162x       Inorganically Filled and Hydraulically Settable Articles
      11527.165x       Inorganically Filled Sheets and Articles (II)
      11527.221.1x     Dispersion of Cellulose Fibers-Gasland
      11527.228x       Inorganically Filled Starch-Bound Articles and Methods
      11527.234x       Fiber Reinforced Foamed Starch Articles and Methods
      11527.239x       Sealable Inorganically Filled Containers
      11527.242x       High Starch Sheets and Compositions
      11527.243x       Method of Making High Starch Sheets
      11527.249x       Hinged Starch-Bound Articles and Methods

                                  EXHIBIT B


      PATENTS AND APPLICATIONS NOT "DIRECTLY RELATED" IN ECC TECHNOLOGY

1.    ISSUED U.S. PATENTS.


     Patent Number    Docket Number            Short Title
     -------------    -------------            -----------
       4,225,247        11527.159       Mixing and Agitating Device
       4,225,357        11527.156       Pervious Concrete Product
       4,302,127        11527.157       Applicator and Distributor Assembly
       4,398,842        11527.158       Sandwich Pervious Concrete Product
       4,552,463        11527.23        Apparatus for Colloidal Mixture
       4,889,428        11527.147       Rotary Mill
       4,944,595        11527.1         Cement Building Material (II)
       4,946,504        11527.11        Cement Building Material (III)
       5,061,319        11527.34        Cement Building Material
       5,100,586        11527.25        Hazardous Waste Containers
       5,169,566        11527.26        Cementitious Containment Barriers
       5,232,496        11527.1.1       Improved Building Material
       5,505,987        11527.29.2      Thin-Bonded Overlay
       5,527,387        11527.41.2      Design Optimized Concrete
       5,545,297        11527.94        Filament Winding Methods
       5,631,097        11527.113.1     Laminate Insulation with Cementitious Sheet
       5,695,811        11527.105       Thin-Bonded Overlay (II)


II.    ALLOWED U.S. APPLICATIONS.

       Docket Number                         Short Title
       -------------                         -----------
        11527.94.1             Filament Wound Hydraulically Settable Articles
        11527.200              Aggregates and Fibers Treated with Ettringite


III.  PENDING U.S. APPLICATIONS.

      [None]


IV.   FOREIGN PATENTS AND APPLICATIONS.

      Group Docket No.               Short Group Title
      ----------------               -----------------
        11527.1x            Apparatus for Cement Building Material
        11527.11x           Cement Building Material
        11527.23x           Apparatus for Colloidal Mixture
        11527.34x           Process for Cement Building Material
        11527.178x          Design Optimized Concrete
        11527.235x          Filament Winding Methods



                                       1